                                                                    EXHIBIT 11.1
                                                                    ------------

                          Engineering Animation, Inc.
                       Computation of Per Share Earnings

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
                                                             ------------------------------------
                                                                   Years Ended December 31,
                                                             ------------------------------------
                                                                    1994        1995        1996
Primary:
  Weighted average number of shares outstanding                 3,017,547   2,869,760   4,390,807
  Net effect of dilutive stock options--based on treasury
  stock method using the IPO price of $18.00 per share for
  1994 and 1995 and average market price of $21.49 for 1996       490,283     645,001     734,661
SAB 83 adjustment due to cheap stock                              186,941     186,941      31,157
                                                             ------------------------------------

Total                                                           3,694,771   3,701,702   5,156,625
                                                             ------------------------------------

Net income                                                     $  113,933  $  430,665  $1,851,002
                                                             ------------------------------------

Income per share of common stock                                     $.03        $.12        $.36
                                                             ------------------------------------

Fully Diluted:
  Weighted average number of shares outstanding                 3,017,547   2,869,760   4,390,807
  Net effect of dilutive stock options--based on treasury
  stock method using the ending market price, if higher
  than average market price                                       490,283     645,001     800,456
SAB 83 adjustment due to cheap stock                              186,941     186,941      31,157
                                                             ------------------------------------

Total                                                           3,694,771   3,701,702   5,222,420
                                                             ------------------------------------

Net income                                                     $  113,933  $  430,665  $1,851,002
                                                             ------------------------------------

Income per share of common stock                                     $.03        $.12        $.35
                                                             ------------------------------------
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
                                                                   Three Months Ended
                                                                        March 31,
                                                             1996                       1997
                                                             ----                       ----
Primary:
  Weighted average number of shares outstanding                 3,478,093               4,699,992
  Net effect of dilutive stock options--based on treasury
  stock method using the IPO price of $18.00 per share for
  1994 and 1995 and average market price of $21.49 for 1996       708,803                 798,146
SAB 83 adjustment due to cheap stock                              124,627                      --
                                                             ------------------------------------
Total                                                           4,311,523               5,498,138
                                                             ====================================
Net income                                                     $  175,671              $  784,892
                                                             ------------------------------------
Income per share of common stock                                     $.04                    $.14
                                                             ====================================
Fully Diluted:
  Weighted average number of shares outstanding                 3,478,093               4,699,992
  Net effect of dilutive stock options--based on treasury
  stock method using the ending market price, if higher
  than average market price                                       708,803                 798,146
SAB 83 adjustment due to cheap stock                              124,627                      --
                                                             ------------------------------------
Total                                                           4,311,523               5,498,138
                                                             ====================================
Net income                                                     $  175,671              $  784,892
                                                             ====================================
Income per share of common stock                                     $.04                    $.14
                                                             ------------------------------------

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